UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2020

HEALTHCARE SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-12015

Pennsylvania	23-2018365
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

3220 Tillman Drive, Suite 300, Bensalem, Pennsylvania
(Address of principal executive office)

19020
(Zip Code)

Registrant's telephone number, including area code: 215-639-4274

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ☐ ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
( ☐ ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( ☐ ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
( ☐ ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	HCSG	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On July 21, 2020, Healthcare Services Group, Inc. (the "Company") issued a press release (the "Press Release") announcing its earnings for the three and six months ended June 30, 2020. A copy of the Press Release is being furnished hereto as Exhibit 99.1 and is hereby incorporated by reference to this Current Report.

The information furnished herein, including Exhibit 99.1 shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act.

Item 8.01	Other Events.

The Press Release also announced the Company's second quarter 2020 quarterly cash dividend of $0.20375 per common share, payable on September 25, 2020 to shareholders of record at the close of business on August 21, 2020.

Item 9.01	Financial Statements and Exhibits.

( a ) Not applicable
( b ) Not applicable
( c ) Not applicable
( d ) Exhibits. The following exhibit is being furnished herewith:

99.1 Press Release and financial tables dated July 21, 2020, issued by Healthcare Services Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE SERVICES GROUP, INC.
Date: July 21, 2020	By:	/s/ John C. Shea
Name: John C. Shea Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release and financial tables dated July 21, 2020, issued by Healthcare Services Group, Inc. Services Group, Inc.
104	Cover page Interactive Data File (embedded within the Inline XBRL document)